Rio Tinto Incentive-Based Compensation Clawback Policy (the SEC Clawback Policy) 1 Background Rio Tinto plc and Rio Tinto Limited (collectively referred to as the “Company”) have adopted this Incentive-Based Compensation Clawback Policy (this “Policy”) in accordance with the requirements of: (i) Section 954 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as implemented by the U.S. Securities and Exchange Commission (the “SEC”); (ii) Section 10D of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) Rule 10D-1 of the Exchange Act (“Rule 10D-1”); and (iv) Section 303A.14 of The New York Stock Exchange (“NYSE”) Listed Company Manual (“Section 303A.14”), together the “Requirements”. 1.1 This Policy is intended to comply with Section 10D of the Exchange Act, Rule 10D-1 and Section 303A.14 by requiring the recovery of any erroneously awarded Incentive-Based Compensation Received by an Executive Officer because of a Restatement. 1.2 This Policy is supplemental to any other policy or agreement of the Company that may address “clawback”, recovery or similar rights. Unless otherwise defined in this Policy, all capitalised terms shall have the meanings set out in Paragraph 7 of this Policy. 1.3 This Policy applies to all persons who are or were Executive Officers at any time during the Recovery Period applicable to Incentive-Based Compensation Received by the Executive Officer (which may include Incentive-Based Compensation Received after ceasing to be an Executive Officer). Incentive-Based Compensation shall not be recovered under this Policy to the extent Received by any person before the date the person was determined to be an Executive Officer. 1.4 This Policy shall be administered by the People and Remuneration Committee of the Board (the “Committee”). The Committee may interpret this Policy and make all determinations with respect to this Policy but will apply it where required by the Requirements. Any interpretations and determinations made by the Committee shall be final and binding on all affected individuals. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC and NYSE, including Rule 10D- 1(d) and Section 303A.14 (or any successor statute or rule). 1.5 This Policy was adopted by the Committee on 19 October 2023 but shall be effective as of 2 October 2023 (the “Effective Date”) to ensure compliance with the Requirements. This Policy shall apply to Incentive-Based Compensation that is Received by an Executive Officer on or after the Effective Date where the value of that Incentive-Based Compensation depends on the attainment of a Financial Reporting Measure for any Financial Year of the Company ending on or after the Effective Date. 1.6 This Policy shall cease to apply from any date on which the American Depositary Shares, representing one ordinary shares of Rio Tinto plc, cease to be listed on the NYSE or any other national securities exchange in the United States of America. Exhibit 96.5

2 Recovery of an Overpayment 2.1 If the Company is required to prepare a Restatement, the Committee shall, as soon as reasonably practicable following the date on which the Company is required to prepare the Restatement (as set out in the definition of Recovery Period): 2.1.1 determine whether any Incentive-Based Compensation was Received by any Executive Officer during the Recovery Period; 2.1.2 determine whether any Executive Officer received an Overpayment in relation to the relevant Incentive-Based Compensation; and 2.1.3 recover any Overpayment from the Executive Officer(s). 2.2 An Overpayment is the excess of: (a) the amount specified paragraph 2.2.1 of this Policy; over (b) the amount specified in paragraph 2.2.2 of this Policy: 2.2.1 the value of Incentive-Based Compensation the Executive Officer Received, ignoring the impact of any Restatement; and 2.2.2 the value of Incentive-Based Compensation the Executive Officer is entitled to Receive based on the financial statements following the Restatement (or, where applicable, the Committee’s estimate of the value pursuant to Paragraph 2.3 of this Policy), calculated on a gross of tax basis (i.e. ignoring any tax liabilities to which the Executive Officer was (or is) subject and/or may have paid to, or may recover from, any relevant tax authority). 2.3 Where Incentive-Based Compensation was or is subject to the achievement of a Financial Reporting Measure based on the Company’s share price or total shareholder return, or the Overpayment is not subject to mathematical recalculation directly from the information in the Restatement, any Overpayment shall be calculated based on the Committee’s reasonable estimate of the effect of the Restatement on the Company’s share price, total shareholder return, or other such basis that is not subject to mathematical recalculation directly from the information in the Restatement upon which the Overpayment is based. The Committee shall document such calculation and provide such documentation on request to the NYSE. 2.4 The Committee shall determine, in its sole discretion, the timing and method of recovering any Overpayment, having regard to the rules of any relevant employment, compensation, incentive or similar plan, policy, agreement or arrangement adopted or entered into by the Company or applicable laws or regulations. Such methods may include forfeiture, reduction or withholding of any awards, distribution, bonus, payment (including salary) or grant or vesting of any other award to which the Executive Officer may be entitled or the repayment by the Executive Officer of cash and/or shares. The Committee shall have no obligation to apply the same method of recovery to each affected Executive Officer in connection with the recovery of any Overpayment. 2.5 Any recovery of an Overpayment shall be made without regard to any Executive Officer’s individual knowledge, responsibility or involvement in relation to a Restatement or Overpayment. In addition, the Company’s obligation to recover any Overpayment is not dependent on if or when restated financial statements are filed with the SEC.

3 Recovery - Exceptions 3.1 Recovery of an Overpayment shall not be required if any of the conditions in Paragraph 3.2 of this Policy are met and the Committee determines in good faith, in accordance with U.S. Federal securities laws and applicable NYSE listing standards, that recovery would be impracticable. 3.2 The conditions are: 3.2.1 the direct expense paid by the Company to a third party to assist in recovering an Overpayment would exceed the Overpayment, provided that the Company has: (i) made a reasonable attempt to recover the Overpayment; (ii) documented such reasonable attempts; and (iii) provided, or committed to provide, such documentation to the NYSE; 3.2.2 recovery would violate any law of the jurisdiction of incorporation of the Company where that law was adopted prior to November 28, 2022, subject to the Committee: (i) obtaining an opinion of counsel in the relevant jurisdiction, acceptable to the NYSE, that recovery would result in such violation; and (ii) providing a copy of such opinion to the NYSE; or 3.2.3 recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder. 4 Reporting, Disclosure and Monitoring 4.1 The Company shall make all required disclosures and filings with the SEC and the NYSE in relation to this Policy in accordance with the requirements of the U.S. Federal securities laws and applicable NYSE listing standards, including the disclosures required by applicable SEC filings. 5 General 5.1 Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company pursuant to the terms of any similar policy or the terms of any employment agreement, the rules of any incentive plan or agreement, or similar agreement or any other legal remedies available to the Company. 5.2 Neither the Company nor any of its affiliates shall: (i) indemnify any current or former Executive Officer against the loss relating to the recovery of an Overpayment; (ii) pay any Executive Officer (in cash or kind) any amount in compensation for the recovery of an Overpayment; or (iii) pay or reimburse any Executive Officer for premiums incurred or paid for any insurance policy relating to the potential recovery of an Overpayment. 5.3 Before the Committee takes action to seek recovery of an Overpayment, the Committee shall provide the relevant Executive Officer with written notice of such recovery. Notwithstanding anything to the contrary contained herein, the Company’s failure to provide notice to an Executive Officer shall have no impact on the applicability or enforceability of this Policy against such Executive Officer. 6 Amendment 6.1 The Board may amend this Policy from time to time in its discretion, subject to any limitations under applicable law and NYSE listing requirements, and, without limiting the foregoing, may amend this Policy as it deems necessary to reflect any regulations adopted by the SEC and to comply with any rules or standards adopted by the NYSE. 7 Definitions 7.1 For purposes of this Policy, the following terms shall have the following meanings: “Board” the board of directors of the Company, or any duly authorised committee; “Executive Committee” the executive committee of the Company, as constituted from time to time; “Executive Officer” an “executive officer,” as defined in Rule 10D-1(d) under the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual and as determined by the Company from time to time. For the purposes of this Policy, the Executive Officers are expected to be the members of the Executive Committee (including all current and former members of the Executive Committee who serve or served as such at any time during the Recovery Period). Subsequent changes in an Executive Officer’s employment status, including retirement or termination of employment (including after serving in an interim capacity), or membership of the Executive Committee, do not affect the Committee’s rights to recover an Overpayment pursuant to this Policy; “Financial Reporting Measures” measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Share price and total shareholder return are also “Financial Reporting Measures”. A measure need not be presented within the financial statements or included in a filing with the SEC in order to constitute a “Financial Reporting Measure”; “Financial Year” a financial year of the Company; “Incentive-Based Compensation” any compensation that is granted, earned or vested on or after the Effective Date that is based wholly or in part upon the attainment of a Financial Reporting Measure. For the avoidance of doubt, examples of compensation that is not Incentive-Based Compensation include, but are not limited to: (i) annual salary (except to the extent that an Executive Officer receives a salary increase earned wholly or in part based on the achievement of a

Financial Performance Measure, such a salary increase is Incentive-Based Compensation); (ii) compensation awarded based solely on completion of a specified period of service; (iii) compensation awarded based solely on subjective standards, strategic measures, or operational measures; or (iv) awards for which the grant is not contingent upon achieving any Financial Performance Measure and vesting is contingent solely upon completion of a specified service period and/or attaining one or more non-financial reporting measures; “Overpayment” the value of Incentive-Based Compensation (whether in cash, Shares, or any other form of remuneration) erroneously Received by an Executive Officer because of a Restatement, calculated in accordance with paragraph 2.2 of this Policy; “Received” an Executive Officer receives Incentive-Based Compensation for the purposes of this Policy in the Financial Year during which the Financial Reporting Measure to which the Incentive-Based Compensation award is subject is finally attained, even if the payment, vesting or grant of the Incentive-Based Compensation occurs after the end of that period[1]; “Recovery Period” the three completed Financial Years immediately preceding the date on which the Company is required to prepare a Restatement, which will be on the earlier of: (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorised to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement; or (ii) the date that a court, regulator or other legally authorised body directs the Company to prepare a Restatement. For purposes of clause (ii), the date of the initial court order or other regulatory agency action would be the measurement date for the Recovery Period, but the application of this Policy would only occur after such order is final and non- appealable; and “Restatement” an accounting restatement required due to a material noncompliance of the Company with any financial reporting requirement under applicable United States federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (often referred to as a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (often referred to as a “little r” restatement). [1] In practice, Incentive-Based Compensation will be Received in the Financial Year in which the performance period and/or vesting period ends.